Exhibit 10.37

Supplementary Agreement of Loan Agreement

Party A:                Shandong Longkong Travel Development Co., Ltd

Party B:     Yishui Underground Fluorescent Lake Travel Development Co., Ltd

1.
Considering the strategic cooperation relation, both parties reach this agreement through consultations; the loan which Party A provided to Party B before, shall not be charged the interest starting from the date of 01-1-2010, the interest already collected by Party A shall not be returned to Party B.

2.
Any loan without a loan term which provided by Party A to Party B, shall be regarded as 1 year term loan; Party shall commence the repayment before the expiration of the loan term, and repay it as scheduled; any loan term extension shall be resolved through consultations between both parties.

3.	This contract is made out in 2 duplicates, each for both parties; and it shall be effective immediately as it is sealed by both parties.

Party A: (seal)	Shandong Longkong Travel Development

Co., Ltd (sealed)

[company chop]

Party B: (seal)

Yishui Underground Fluorescent Lake Travel Development Co., Ltd (sealed)

[company chop]

Date: 31-12-2009